UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant   |X|
    Filed by a Party other than the Registrant   |_|

    Check the appropriate box:

    |_|   Preliminary Proxy Statement
    |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    |X|   Definitive Proxy Statement
    |_|   Definitive Additional Materials
    |_|   Soliciting Material Pursuant to ss.240.14a-12

                          FIRST MONTAUK FINANCIAL CORP.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

    |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

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      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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       |_|   Fee paid previously with preliminary materials.

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       |_| Check box if any part of the fee is offset as provided by Exchange
 Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

SEC 1913 Persons who are to respond to the collection of information contained in this form are not (02-02) required to respond unless the form displays a currently valid OMB control number.

                          FIRST MONTAUK FINANCIAL CORP
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      To Be Held on Thursday, July 12, 2007

To the Shareholders of
FIRST MONTAUK FINANCIAL CORP.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. will be held at our principal executive offices, located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 on Thursday, July 12, 2007 at 10:00 a.m., New Jersey time, for the following purposes:

1. To elect two Class II Directors to our Board of Directors to hold office for a period of two years or until their successors are duly elected and qualified;

2. To elect two Class III Directors to our Board of Directors to hold office for a period of three years or until their successors are duly elected and qualified; and

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on Friday, May 18, 2007 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

         You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Annual Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify our corporate Secretary, in writing, prior to the Annual Meeting of Shareholders.

                                     By Order of the Board of Directors

                                     Jeffrey J. Fahs, Secretary
Dated: June 20, 2007

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                          FIRST MONTAUK FINANCIAL CORP.
                            Parkway 109 Office Center
               328 Newman Springs Road, Red Bank, New Jersey 07701

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, JULY 12, 2007

         This Proxy Statement and the accompanying form of proxy have been mailed on or about June 20, 2007 to the holders of the Company's common stock, no par value per share ("Common Stock") of record on Friday, May 18, 2007 (the "Record Date") of FIRST MONTAUK FINANCIAL CORP., a New Jersey corporation in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Thursday, July 12, 2007 and at any adjournment thereof.

           QUORUM AND VOTING; REVOCABILITY AND SOLICITATION OF PROXIES

         Shares of our Common Stock and Series B Convertible Redeemable Preferred Stock, par value $.10 per share ("Series B Preferred Stock") represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted as follows:

         1. FOR the election of the persons nominated by the Board of Directors as Class II Directors;

         2. FOR the election of the persons nominated by the Board of Directors as Class III Directors; and

         3. FOR such other matters as may be properly brought before the meeting and for which the persons named on the enclosed proxies determine, in their sole discretion to vote in favor.

Quorum and Voting.

         Under the New Jersey law and Amended and Restated Certificate of Incorporation of First Montauk, shares of Common Stock and Series B Preferred Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote will be counted for purposes of determining whether a quorum is present. A quorum is present when a majority of all shares outstanding and entitled to vote are present in person or by proxy. Shares are counted as present at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy card. In addition, abstentions and broker non-votes will be considered to be shares present at the meeting for purposes of a quorum. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker does not receive voting instructions from the beneficial owner and the broker lacks discretionary authority to vote the shares.

         Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Election of Directors is by plurality vote, with the nominees receiving the highest vote totals to be elected as Directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the Election of Directors. A shareholder voting through a proxy who abstains with respect to any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

         In addition, the proxy confers discretionary authority to the person named in the proxy authorizing such person to vote, in his discretion, on any other matters properly presented at the Annual Meeting of Shareholders. The Board of Directors is not currently aware of any such other matters. The persons named as proxy may propose one or more adjournments of the meeting to permit further solicitations of proxies or for other reasons. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

         If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet or telephone (if available) at the address or telephone number shown on your voting instruction form, or by providing other proper voting instructions to the registered owner of your shares. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

Revocation of Proxies.

         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by notifying the Secretary of First Montauk either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by our corporate Secretary. Shareholders who hold their shares through a broker, bank or other nominee and wish to vote at the meeting must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.


Solicitation of Proxies.

         We will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of our Common Stock and Series B Preferred Stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Annual Report to Shareholders for the fiscal year ended December 31, 2006, including financial statements, accompanies this Proxy Statement.

         Our principal executive offices are located at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701; our telephone number is (732) 842-4700.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the Annual Meeting are our Common Stock and Series B Preferred Stock. The presence, in person or by proxy, of a majority of the shares of Common Stock and Series B Preferred Stock, voting together as a single class, will constitute a quorum for the meeting. The close of business on May 18, 2007 has been fixed as the Record Date for the determination of the shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, there were 18,526,553 shares of Common Stock issued and outstanding and 197,824 shares of Series B Preferred Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to shareholders. The holder of our Series B Preferred Stock is entitled to vote on an "as converted" basis, based on the current conversion rate of the Series B Preferred Stock. The current conversion rate applicable to the Series B Preferred Stock is 10:1; accordingly, the holder of the outstanding shares of Series B Preferred Stock is entitled to a total of 1,978,240 votes. All shares vote on a non-cumulative basis.

         As a result of the settlement agreement executed among the Company and the Okun Parties described herein, as of the date hereof, the total number of shares of Common Stock issued and outstanding is 13,254,248 shares. None of the shares of Series B Preferred Stock which is entitled to vote together with the shares of Common Stock as a single class are issued and outstanding as of the date hereof and will not be issued and oustanding at the 2007 Annual Meeting of Shareholders.

         The following table sets forth certain information as of March 31, 2007 with respect to each Director, each nominee for Director, each executive officer, all Directors and Officers as a group and the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Securities Exchange Act of 1934")) known by us to be the beneficial owner of more than five (5%) percent of any class of our voting securities.

           Directors, Officers                                   Amount and Percentage
           and 5% Shareholders (1)                              Of Beneficial Ownership (1)
           -----------------------                              ---------------------------

                                                              Number of Shares          Percent
           Victor K. Kurylak
           Parkway 109 Office Center
           328 Newman Springs Road
           Red Bank, NJ 07701                                    1,500,000( 2)             7.99%

           Phillip D'Ambrisi
           Parkway 109 Office Center
           328 Newman Springs Road
           Red Bank, NJ 07701                                                0                0%

           Celeste Leonard
           Parkway 109 Office Center
           328 Newman Springs Road
           Red Bank, NJ 07701                                                0                0%

           Mindy A. Horowitz
           Parkway 109 Office Center
           328 Newman Springs Road
           Red Bank, NJ 07701                                      275,000 (3)             1.47%

           Jeffrey J. Fahs
           Parkway 109 Office Center
           328 Newman Springs Road
           Red Bank, NJ 07701                                                0                0%

           Ward R. Jones
           300 West Jersey Road
           Lehigh Acres, FL  33936                                 120,000 (4)                 *

           David I. Portman
           142 Highway 35
           Eatontown, NJ 07724                                      65,000 (5)                 *

           Barry D. Shapiro, CPA
           331 Newman Springs Road
           Red Bank, NJ 07701                                      100,000 (6)                 *

           Edward H. Okun
           10800 Midlothian Turnpike
           Suite 300
           Richmond, Virginia 23235                          11,117,027 (7)(8)             52.8%

           All  Directors  and  Officers  as  a
           group (8 persons in number)                            2,060,000                9.49%
------------------------------------------

* Indicates less than 1%
 (1) Unless otherwise indicated below, each director, officer and 5% shareholder has sole voting and sole investment power with respect to all shares that he beneficially owns.
 (2) Amounts and percentages indicated for Mr. Kurylak include an aggregate of 1,250,000 restricted shares of common stock and vested options to purchase 250,000 shares of common stock.
 (3) Includes vested and presently exercisable options of Ms. Horowitz to purchase 175,000 shares of common stock. Amounts and percentages indicated for Ms. Horowitz include an aggregate of 100,000 shares of restricted common stock.
 (4) Includes vested and presently exercisable options of Mr. Jones to purchase 100,000 shares of common stock.
 (5) Includes vested and presently exercisable options of Mr. Portman to purchase 15,000 shares of common stock.
 (6) Includes vested and presently exercisable options of Mr. Shapiro to purchase 100,000 shares of common stock.
 (7) As reported under Schedule 13D/A4 filing made by Mr. Okun, dated February 23, 2007. According to the Schedule 13D/A4 filing made by
         Mr. Okun, Mr. Okun has voting and dispositive power over shares of common stock owned by FMFG Ownership, Inc. (5,105,522 shares) and FMFG Ownership II, Inc. (6,011,505 shares). Mr. Okun owns 100% of the capital stock of each of FMFG Ownership, Inc. and FMFG Ownership II, Inc. and is the sole director and president of each company. The percentage of beneficial ownership of the Company's shares of common stock indicated is based upon the sum of (i) 18,511,553 (the Company's shares of common stock outstanding as of November 14, 2006, the date the Company's quarterly report for the quarter ended September 30, 2006 was filed with the SEC), (ii) 1,978,240 (the number of shares of common stock which may be issued upon the conversion of 197,824 shares of Series B Preferred Stock beneficially owned by Mr. Okun which is convertible at any time on a one for ten basis at the option of Mr.
         Okun), and (iii) 566,174 (the number of shares of common stock which may be issued upon the conversion of 283,087 shares of Series A Preferred Stock beneficially owned by Mr. Okun which is convertible at any time on a one for two basis at the option of the holder).
(8) On June 15, 2007, the Company and Mr. Okun and certain affiliated companies ("Okun Parties") entered into a settlement agreement pursuant to which the Okun Parties agreed to surrender all shares of Series A Preferred Stock, all shares of Series B Preferred Stock and 5,272,305 shares of Common Stock owned by them. As a result, the Okun Parties' ownership of Company securities was reduced to 3,300,308 shares of Common Stock or 24.9% of the issued and outstanding shares of Common Stock immediately after such surrender. In addition, the settlement agreement provides that for a period of 60 days thereafter, the Company shall have the exclusive right to purchase the balance of the shares (3,300,308) for the aggregate purchase price of $2,500,000 and during the option period, the Company shall be entitled to vote such shares on any matter before the Company's shareholders.

Certain Reports

         No person who, during the fiscal year ended December 31, 2006, was a Director, officer or beneficial owner of more than ten percent (10%) of our Common Stock (which is the only class of our securities registered under Section 12 of the Securities Exchange Act of 1934 failed to file on a timely basis, reports required by Section 16 of the Securities Exchange Act of 1934 during the most recent fiscal year or prior years. The foregoing is based solely upon our review of Forms 3 and 4 during the most recent fiscal year as furnished to us under Rule 16a-3(d) under the Securities Exchange Act of 1934, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year, and any representation received by us from any reporting person that no Form 5 is required.

         It is expected that the following will be considered at the 2007 Annual Meeting and action taken thereon:

                            I. ELECTION OF DIRECTORS

         Our Restated Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. Our Restated Certificate of Incorporation further provides that a Director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 70% of the combined voting power of our voting stock, with vacancies on the Board being filled only by a majority vote of the remaining Directors then in office.

         The Board of Directors currently consists of six Directors divided into three classes (Class I, II and III) consisting of two members each for Classes I, II and III.

         Since the Company's last annual meeting on June 23, 2005, the following changes have occurred in the membership of our Board of Directors. On February 24, 2006, Mr. David I. Portman, who was previously a director of the Company from 1993 to December 31, 2002, was elected as a Class III director to fill a vacancy on our Board bringing the total number of directors to six. On November 9, 2006, Messrs. Herbert Kurinsky and William J. Kurinsky resigned from the Board reducing the total number of directors to four. Messrs. Kurinskys were each Class I Directors. On January 5, 2007, Mr. Phillip D'Ambrisi, the Chief Operating Officer of First Montauk Securities Corp., the Company's broker-dealer and principal subsidiary ("FMSC" or "Montauk Financial Group"), was designated by the Board to fill one of the Class I Director vacancies. Mr. D'Ambrisi was also elected at the same time as the Chief Operating Officer of the Company. On February 22, 2007, Ms. Celeste Leonard, Executive Vice President and Chief Compliance Officer of First Montauk Securities Corp., was elected by the Board to fill the other Class I Director vacancy bringing the total number of directors to six.

         The Company did not hold its 2006 annual meeting in calendar year 2006 (which had been originally scheduled for June 2006) because of the proposed merger of the Company with an affiliate of Mr. Edward H. Okun, a private investor. On May 5, 2006, we entered into a definitive merger agreement with FMFG Ownership, Inc. and FMFG AcqusitionCo, Inc. (collectively referred to as the "Okun Purchasers"). Pursuant to the merger agreement, the Okun Purchasers were to purchase all of our outstanding securities for an aggregate purchase price of $23 million, or $1.00 in cash per share of Common Stock, $2.00 per share of Series A preferred stock (convertible into two shares of Common Stock) and $10.00 in cash per share of Series B Preferred Stock (convertible into ten shares of Common Stock).

         In connection with the proposed merger, we did not hold our 2006 annual meeting but instead held a special meeting of our shareholders on August 17, 2006 for the sole purpose of approving the merger agreement and the merger. At the special meeting, the shareholders of the Company (including the Okun Purchasers who then beneficially owned 24.6% of our Common

Stock (excluding any shares of Series A Preferred Stock which are convertible into Common Stock)) voted to approve the merger agreement and the merger.

         Subsequently, the deadline for completing the merger was extended from October 31, 2006 to December 31, 2006 in order to allow the parties to fulfill certain conditions to the merger, including obtaining the necessary consent of the NASD.

         On December 29, 2006, we received notification from representatives of the Okun Purchasers that they were terminating the merger agreement and not proceeding with the merger. On January 8, 2007, we filed a lawsuit against the Okun Purchasers, Mr. Okun and several other affiliated entities which Mr. Okun controls seeking to enforce the terms of the merger. For a more detailed description of the proposed merger, termination and subsequent litigation between the Company and the Okun parties, see pages 10 and 11 of the attached 2006 Annual Report to Shareholders.

         On June 15, 2007, the Company and the Okun Parties entered into a settlement agreement to settle four separate lawsuits arising out of the termination of the merger agreement by Mr. Okun through an affiliated company. Under the settlement, the parties have exchanged general releases and the Okun Purchasers have surrendered for cancellation 197,824 shares of Series B Preferred Stock, 283,087 shares of Series A Preferred Stock and 5,272,305 shares of Common Stock. The settlement reduces the Okun Parties' interest in the Company to 24.9% of the remaining outstanding shares of Common Stock (3,300,308). The Company has also received an exclusive 60-day option to purchase the Okun Parties' remaining 3,300,308 shares of Common Stock for $2,500,000. During the 60-day option period, the Company has the right to vote the shares of Common Stock in any matter that comes before the shareholders including the election of directors at the 2007 Annual Meeting of Shareholders. As part of the settlement, all of the lawsuits will be dismissed with prejudice, subject to the approval of the Federal court, if required. In addition, the $2,000,000 that was deposited in escrow by Mr. Okun at the time of the execution of the merger agreement will be returned to Mr. Okun.

         As a result of no annual meeting being held in 2006, the Class II directors who would have been up for re-election in 2006 remained in office in accordance with the Company's By-Laws. At the 2007 Annual Meeting of Shareholders, shareholders are therefore being asked to elect the two proposed nominees as Class II Directors to two-year terms expiring in 2009 and the two proposed nominees as Class III Directors (who would normally be elected at the 2007 Annual Meeting) to three-year terms expiring in 2010.

         The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon at the 2007 Annual Meeting of Shareholders is required to elect the Class II Directors and Class III Directors. All proxies received by the Board of Directors will be voted for the election as Class II Directors and Class III Directors of the nominees listed below if no direction to the contrary is given. In the event that a nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur.

THE BOARD OF DIRECTORS DEEMS THE ELECTION OF THE NOMINEES FOR THE CLASS II DIRECTORS AND CLASS III DIRECTORS TO BE IN THE BEST INTERESTS OF FIRST MONTAUK AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

         The term of the Class II Directors and Class III Directors expire at this Annual Meeting and the Class II Directors and Class III Directors are the sole Directors being nominated for election at this Annual Meeting. Our present Class II Directors nominated for reelection to our Board of Directors as Class II Directors at the 2007 Annual Meeting are Mr. Victor K. Kurylak (who also serves as our Chief Executive Officer and President) and Mr. Barry D. Shapiro. Our present Class III Directors nominated for reelection to our Board of Directors as the Class III Directors at the 2007 Annual Meeting are Mr. Ward R. Jones, Jr. and Mr. David I. Portman.

         The following table sets forth certain information as of the date hereof with respect to each of our nominees, directors and executive officers whose term of office continues after the Annual Meeting.

Name                              Position with Company, Office and Age                             Director      Term
                                                                                                      Since      Expires

                                                      CLASS I
Phillip D'Ambrisi                 Class  I  Director  -  First  Montauk  Financial  Corp.,  Chief     2007         2008
                                  Operating Officer, First Montauk Financial Corp. and Montauk
                                  Financial Group, 49

Celeste Leonard                   Class I Director,  First  Montauk  Financial  Corp.,  Executive     2007         2008
                                  Vice President and Chief Compliance Officer- Montauk Financial
                                  Group., 50

                                                 CLASS II - NOMINEE
Victor K. Kurylak                 Class  II  Director,   First  Montauk   Financial   Corp.,  and     2005        Nominee
                                  President and Chief Executive Officer,  First Montauk Financial                for term
                                  Corp. and Montauk Financial Group, 50                                          to expire
                                                                                                                   2009

Barry D. Shapiro                  Class II Director, First Montauk Financial Corp., 65                2000        Nominee
                                                                                                                 for term
                                                                                                                 to expire
                                                                                                                   2009

                                                 CLASS III - NOMINEE
Ward R. Jones, Jr.                Class III Director, First Montauk Financial Corp.,  Registered      1991        Nominee
                                  Representative of First Montauk Securities Corp., 75                           for term
                                                                                                                 to expire
                                                                                                                   2010

David I. Portman                  Class III Director, First Montauk Financial Corp., 65               2006        Nominee
                                                                                                                 for term
                                                                                                                 to expire
                                                                                                                   2010

                                                 Executive Officers

Jeffrey J. Fahs                   Executive Vice President, General Counsel and Secretary -First Montauk Financial
                                  Corp., Montauk Financial Group, 37

Mindy Horowitz                    Acting Chief Financial Officer, Vice President of Finance -First Montauk Financial
                                  Corp., Chief Financial Officer, Treasurer, Fin.Op.- Montauk Financial Group, 49


Class II Directors - Nominees

         Victor K. Kurylak was appointed as a Director on May 4, 2005, became our Chief Executive Officer on February 1, 2005, and continues to serve as our President. From January 1, 2004 through February 1, 2005, Mr. Kurylak was our President and Chief Operating Officer. From January 2001 through December 2003, Mr. Kurylak was a self-employed business consultant, and was retained by us prior to his becoming our President and Chief Operating Officer. From November 1995 through December 2000 he was the owner and Executive Vice President for Madison Consulting Group/Summit Insurance, an independent insurance brokerage firm. From February 1990 through October 1995, Mr. Kurylak was the Chief Information Officer for Rockefeller Financial Services in New York City. Mr. Kurylak received his Bachelor of Sciences degree in Engineering from Princeton University in 1979. Mr. Kurylak is registered as a general securities representative and registered principal and is licensed as a life, health and property and casualty insurance producer.

         Barry D. Shapiro, CPA has been a member of our Board of Directors since December 6, 2000. From October 2000 to the present, Mr. Shapiro is a shareholder of the accounting firm, Withum Smith + Brown in its Red Bank, New Jersey office. Mr. Shapiro was a partner of Shapiro & Weisman CPA, P.A. from 1976 through 1996 when he became a partner of Rudolf, Cinnamon & Calafato, P.A. until joining Withum Smith + Brown. Mr. Shapiro was previously employed with the Internal Revenue Service from 1965 thru 1971, where he was responsible for audit, review and conference functions. Mr. Shapiro is a member of the New Jersey Society of Certified Public Accountants, where he currently participates on the IRS Co-Op and State Tax Committees. Mr. Shapiro is a past Trustee, Treasurer and Vice President of the NJSCPA. He has been involved and is in many civic and community activities, as well as charitable organizations, including the Monmouth County New Jersey Chapter of the American Cancer Society and the Ronald McDonald House of Long Branch, New Jersey. Mr. Shapiro received a B.S. in accounting from Rider University in 1965.

Class III Directors - Nominees

     Ward R. Jones, Jr. has been a member of our Board of Directors since June 1991. From 1955 through 1990, Mr. Jones was employed by Shearson Lehman Brothers as a registered representative, eventually achieving the position of Vice President. Mr. Jones was a registered representative of Montauk Financial Group from 1991 to 2005 but did not engage in any securities business. Mr. Jones is now retired from the securities business.

         David I. Portman rejoined our Board of Directors on February 24, 2006, and had previously served on our Board from 1993 until December 31, 2002. Mr. Portman is the president of TRIAD Development, a real estate company that has numerous commercial and rental properties in New Jersey, a position that he has held since 1988. In addition, Mr. Portman currently serves as a director of Pacifichealth Laboratories, Inc., a publicly held nutrition technology company, a position he has held since August 1995. Montauk Financial Group underwrote the initial public offering of the common stock of Pacifichealth Laboratories. Mr. Portman has a BS in Pharmacy and an MBA. He worked as a sales representative and marketing manager for Eli Lilly, Beecham-Massengill, Winthrop Laboratories and Sandoz Pharmaceuticals before co-founding M.E.D. Communications in 1974. In 1988, Mr. Portman sold his interest in M.E.D. Communications and became President of TRIAD Development.

Directors Continuing in Office

         Phillip D'Ambrisi was elected to serve as a Class I member of our Board of Directors on January 5, 2007. Since August 2006, Mr. D'Ambrisi has been the Chief Operating Officer of FMSC. On January 5, 2007, Mr. D'Ambrisi was also appointed as the Chief Operating Officer of First Montauk Financial Corp. Mr. D'Ambrisi has over 25 years of management experience in the financial services industry. Most recently, he served as Senior Vice President and Chief Operating Officer of Horner, Townsend & Kent, Inc., a subsidiary of The Penn Mutual Life Insurance Company. Previously, from 1989 to 2004, Mr. D'Ambrisi was employed by MONY Securities Corporation, a subsidiary of The MONY Group, initially as a Senior Vice President and Chief Operating Officer from 1989 to 1999 and then as the President and Chief Executive Officer from 1999 to 2004. He has also worked in various management positions at Mutual of New York, Securities Settlement Corporation and Dean Witter Reynolds, Inc. Mr. D'Ambrisi is a graduate of Rutgers University and holds NASD Series 7, 63 and 24 licenses.

         Celeste M. Leonard was elected to serve as a Class I member of our Board of Directors on February 22, 2007. Since September 2006, Ms. Leonard has been an Executive Vice President and the Chief Compliance Officer of FMSC. Ms. Leonard has over 28 years of compliance and supervision experience in the financial services industry. Before joining the Company in August 2006, Ms. Leonard had been the Sales Practice Director for Smith Barney Citigroup in New York City, a position she had held since November 2004. She previously worked as a Senior Vice President for Business Control Management for Neuberger Berman, LLC in New York from March 2004 through November, 2004. From February 1996 through March 2004, Ms. Leonard was an Executive Director/ National Director of Branch Supervision for CIBC Oppenheimer Corp. and oversaw supervision and risk management for the private client division's 19 branch locations. From October 1994 through February 1996, she worked as Compliance Director for the Financial Services Division of Lehman Brothers, and held various other positions at that firm and its predecessors since 1978.

Executive Officers

     Victor K. Kurylak,  President and Chief  Executive  Officer,  First Montauk
Financial  Corp.  and  Montauk   Financial  Group.  See  complete   biographical
information above.

     Phillip D'Ambrisi, Chief Operating Officer, First Montauk Financial Corp. and Montauk Financial Group. See complete biographical information above.

     Celeste Leonard, Executive Vice President and Chief Compliance Officer, Montauk Financial Group. See complete biographical information above.

         Jeffrey J. Fahs, Esq., 37, became our Executive Vice President, Secretary and General Counsel on March 1, 2007, and has over 15 years of experience in the financial services industry in various regulatory, legal and compliance capacities. Most recently, Mr. Fahs was a Senior Regulatory Counsel for Citigroup Global Markets, Inc. Previously, from 2003 to 2005, he served as Assistant General Counsel and Deputy Chief Compliance Officer for the retail and high net worth brokerage units at JPMorgan Chase & Co. From 2000 to 2003, Mr. Fahs served as General Counsel and Chief Compliance Officer for Wall Street Access and Wall Street Advisors, LLC. From 1999 to 2000, he served as Compliance Counsel and Compliance Sales Practice Manager for Josephthal & Co. Finally, from 1993 to 1999, Mr. Fahs held various positions with the NYSE, NASD and the Oregon Division of Finance and Corporate Securities. Mr. Fahs is a member of the SIFMA Legal and Compliance Division and serves on the SIFMA Legal Committee. Mr. Fahs is a graduate of Messiah College with a B.S. in Economics and holds a Juris Doctorate degree from St. John's University School of Law. He is a member of the bar in the States of New York, Oregon and Washington, and also holds NASD/NYSE Series 4, 7, 9, 10, 14, 24, and 63 licenses.

         Mindy A. Horowitz, CPA, was appointed acting Chief Financial Officer of First Montauk Financial Corp. effective February 8, 2005. In January 2005, she became the Chief Financial Officer and Financial and Operations Principal of Montauk Financial Group. She had previously been Vice President of Finance for Montauk Financial Group since September 1995. Prior to that, Ms. Horowitz was a tax partner with and held other positions at the accounting firm of Broza, Block & Rubino from 1981 through 1995 when she joined First Montauk Securities Corp. Ms. Horowitz is a Certified Public Accountant. Ms. Horowitz received her B.S. degree in Accounting from Monmouth College in 1981.

Significant Employees

     Kevin O'Friel, 42, Chief Supervisory Officer, FMSC. Mr. O'Friel has over twenty years experience in the financial services industry, including sales supervision, administration and operations. Mr. O'Friel joined FSMC from Neuberger Berman where he was Business Control Manager for the Investment Adviser affiliate of Lehman Brothers. Previously, Mr. O'Friel held various compliance and operations management positions with Oppenheimer, Stanford Group and Prudential Securities Inc. He holds NASD Series 3, 4, 7, 8, 14, 24, 53, 63 and 65 licenses.

     Mark D. Lowe, 47, has been President of Montauk Insurance Services, Inc., a subsidiary of First Montauk Financial Group, since October 1998. From 1982 to 1998 Mr. Lowe was a Senior Consultant with Congilose & Associates, a financial services firm specializing in insurance and estate planning. Mr. Lowe became a Certified Financial Planner in July 1991, a Chartered Financial Planner in 2001 and a Chartered Life Underwriter in 2003. Mr. Lowe graduated Ocean County College in Toms River, NJ. Mr. Lowe is the past President of the Estate and Financial Planning Council of Central New Jersey.

Compensation of Directors

         We pay our directors who are not also our employees a retainer of $250 per meeting of the Board of Directors attended and for each meeting of a committee of the Board of Directors not held in conjunction with a Board of Directors meeting. In 2004 the Board authorized additional payments to our Directors who are not our employees, to include an annual payment of $5,000 payable in quarterly installments. Members of the Audit Committee are also entitled to an additional $750 per annum payment. Directors that are also our employees are not entitled to any additional compensation as such. In 2007 the Board authorized an increase in the annual payment to $15,000 payable in advance in quarterly installments. Members of the Audit Committee are also entitled to any additional $5,000 payment per annum payable in advance in quarterly installments.

         In addition, members of the Special Committee received an initial cash fee of $5,000 and an additional $10,000 to evaluate the merger agreement with the Okun Purchasers described elsewhere in this Proxy Statement.

Meetings of Directors

         During 2006, the full Board of Directors met on 11 occasions. No member of the Board of Directors attended less than 75% of the aggregate number of (i) the total number of meetings of the Board of Directors or (ii) the total number of meetings held by all Committees of the Board of Directors.

Independence

     The Board of Directors has determined that the Messrs. David I. Portman, Barry D. Shapiro and Ward R. Jones, Jr. are "independent" within the meaning of the applicable Nasdaq listing standards.

Committees of the Board of Directors

     The Board of Directors has three committees: Audit Committee, Compensation Committee and Special Committee. First Montauk does not have a standing nominating committee of the Board of Directors.

         For the fiscal year ended December 31, 2006, the members of the committees, and a description of the duties of the committees were as follows:

         Audit Committee.  Our Audit Committee acts to:

o review with management our finances, financial condition and interim financial statements;

o        review with our independent auditors the year-end financial statements;
         and

o review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of our independent auditors.

         During the fiscal year ended December 31, 2006, the Audit Committee met on four occasions. The Audit Committee adopted a written charter governing its actions effective June 23, 2000. During the year, the members of the Audit Committee were Ward R. Jones, Barry D. Shapiro and David I. Portman. All members of our Audit Committee were "independent" within the definition of that term as provided in the Marketplace Rules of the Nasdaq Stock market. The Board has determined that Mr. Shapiro qualified as the Audit Committee financial expert as defined under applicable Securities and Exchange Commission ("SEC") rules.
Mr. Shapiro serves as chairman of this Committee. Mr. Portman was appointed to serve on this Committee at the time of his election to our Board in February 2006.

     Compensation Committee. The Compensation Committee functions include administration of our 2002 Incentive Stock Option Plan and 1996 Senior Management Option Plan and the negotiation and review of all employment and separation agreements with our executive officers. The Compensation Committee's members during 2006 were Ward R. Jones, Barry D. Shapiro and David Portman. Mr. Jones serves as chairman of this Committee. During the year ended December 31, 2006, the Compensation Committee met on two occasions. See below "Executive Compensation."

     Special Committee. The Special Committee of the Board was formed on February 24, 2006 for the purpose of reviewing and evaluating any transactions that may be presented to the Board for the benefit of the shareholders. The Special Committee, which consists of our three independent members of the Board met on three occasions during 2006 to consider, among other things, the proposal of Mr. Okun to acquire the Company. Mr. David Portman serves as chairman of this Committee.

Report of the Audit Committee*:

         In fulfilling its oversight responsibilities, the Audit Committee:

                o reviewed and discussed the audited financial statements in the Annual Report with management;

                o reviewed with the company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States of America, their judgments as to the company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, "Communications with Audit Committees (as amended)";

                o discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures required by the Independence Standards Board and reviewed the independence letter from the independent auditors required by Independence Standard Board Standard No. 1, "Independence Discussions with Audit Committees"; and

                o recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Commission.

                                          By the Audit Committee of the
                                          Board of Directors of First Montauk
                                          Financial Corp.:

                                          Barry D. Shapiro
                                          Ward R. Jones, Jr.
                                          David I. Portman

* The information contained in this report shall not be deemed to be "soliciting material" or "filed" or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Compensation Committee Interlocks and Insider Participation

         There are no Compensation Committee interlocks between the members of our Compensation Committee and any other entity. None of the members of the Board's Compensation Committee are executive officers of our Company.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

         This Compensation Discussion and Analysis ("CD&A") describes our compensation philosophy and policies for 2006 as applicable to our named executive officers (NEOs). This CD&A explains the structure and rationale associated with each material element of the NEOs' total compensation, and provides context for the more detailed disclosure tables and specific compensation amounts provided following the CD&A.

Compensation Philosophy and Objectives

         Our executive compensation program is designed to attract, motivate, reward and retain talented individuals who are essential to our continued success. In determining the form and amount of compensation payable to our executive officers, our Compensation Committee is guided by the following objectives and principles:

o Encourage creation of shareholder value and achievement of strategic corporate objectives;

o Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

o Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, high caliber personnel; and

o Hold our executives accountable to achieve corporate objectives and offer rewards for successful business results, thereby increasing shareholder value.

Oversight of Our Executive Compensation Program

         The Compensation Committee of the Board of Directors assists the Board in discharging its responsibilities relating to compensation of the NEOs and oversees and administers our executive compensation program. It evaluates and recommends to the Board appropriate policies and decisions relative to executive officer salaries, benefits, bonuses, incentive compensation, severance, and equity-based or other compensation plans.

         Elements of Compensation. Each element of compensation is designed to reward different performance goals, yet have the components work together to satisfy the ultimate goal of enhancing shareholder value. The elements of principal officer compensation are:

         1. Base salary. Compensation levels for each our NEOs, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to officers with comparable qualifications, experience and responsibilities at comparably-sized companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) our past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to our long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation for each NEO.

         2. Cash bonuses. Cash bonuses reward the NEOs for overall job performance and are approved by the Compensation Committee. These bonuses are discretionary and are not awarded based on a formula or a specific time frame other than the contractual bonuses that are paid pursuant to the terms of the employment agreements for our NEOs, Victor
         K. Kurylak, Philip D'Ambrisi and Celeste M. Leonard. (See further discussion below.)

         3. Corporate finance bonus pool. Pursuant to his employment agreement, our Chief Executive Officer is eligible to purchase from the Company, at his sole discretion, a portion of the securities contributed to the "Corporate Finance Bonus Pool" upon the same price, terms and conditions afforded to Montauk Financial Group. The Corporate Finance Bonus Pool consists of up to 20% of all underwriter's warrants, placement agent warrants and/or other securities granted to FMSC, in connection with its service as an underwriter, placement agent or investment banker; provided however, such amount shall not exceed 50% of the total securities retained by Montauk Financial Group after any allocations to the registered representatives and the corporate finance staff in accordance with the corporate policies in effect from time to time. The amount he shall be entitled to purchase shall be determined by the Compensation Committee on a transaction-by-transaction basis.

         4. Long-term incentive equity awards. The purpose of long term equity awards in the form of grants of stock options and restricted stock under our 1996 Senior Management Incentive Plan (described below) is to retain the services of the NEOs and our key employees, and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

                In addition, the Compensation Committee believes that equity ownership by key executives helps to balance the short term focus of annual incentive compensation with a longer term view and may help to retain key executive officers. In making stock option and restricted stock grants, the Compensation Committee considers general corporate performance, individual contributions to our financial, operational and strategic objectives, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price.

                After consideration of restricted stock and stock options awarded prior to 2006 to the NEOs, the base salary increases approved in December 2005 and the proposed merger discussed elsewhere in this Report, no stock options or restricted stock grants were recommended or approved for award to the NEOs in or for 2006.

                Finally, our 1996 Senior Management Incentive Plan terminated in June 2006, therefore no further grants were eligible to be made under this Plan.

         5. 401(k). We have a 401(k) Profit Sharing Plan, which permits our eligible employees, including the NEOs, to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees' elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) plan. In 2006, we did not make a contribution based on our discretionary contribution matching policy.

         6. Perquisites and other benefits. We offer various broad-based employee benefit plans. NEOs participate in these plans on the same terms as eligible, non-executive employees. These plans consist of health, pharmacy and dental insurance programs and are intended to provide benefits that support the well being and overall health of executives and employees. In addition we provide group term insurance with a maximum coverage of $50,000, as well as long-term disability.

                We also provide NEOs with reimbursement of automobile and business-related expenses and cellular telephone usage.

         7. Sign-on bonuses. In addition to the standard elements of compensation, the Compensation Committee and executive management have the discretionary ability to pay sign-on bonuses in the form of cash and/or stock to executive officers as well as other employees. We utilize these bonuses in order to attract personnel believed to be valuable to the Company. The hiring of employees, particularly the hiring of executives, is highly competitive. In order to attract and retain talented senior executives, we believe that this tool is important to the building and retention of a strong qualified workforce.


Employment Contracts, Termination of Employment and Change in Control Agreements

Herbert Kurinsky

         On February 1, 2006, we entered into a separation agreement with Herbert Kurinsky, our Chairman of the Board of Directors, which provided for the termination of his employment as of that date. Pursuant to the terms of the agreement, we paid Mr. Kurinsky a cash payment of $300,000 and issued a promissory note in the amount of $550,217 plus interest at the rate of 4.5% per annum for 48 months. Furthermore, the separation agreement provided for a continuation of medical insurance coverage for 48 months for Mr. Kurinsky and his wife, an automobile allowance of $600 for 36 months, which resulted in a charge to earnings of $64,691, and the immediate vesting of all stock grants in accordance with his employment agreement, which resulted in an additional charge to earnings of $36,458. Both the separation agreement and promissory note contained a change of control provision requiring the acceleration of certain payments in the event of a change in control of the Company. As a result of the Okun Purchasers' acquisition of 24.6% of our stock in late June 2006, the change of control provisions of Mr. Kurinsky's promissory note and separation agreement were triggered, and consequently, in July 2006 we paid Mr. Kurinsky $505,000.

Victor K. Kurylak

         Effective February 1, 2005, the Board approved the appointment of Victor K. Kurylak as our Chief Executive Officer and entered into a new employment agreement. Mr. Kurylak was granted 1,000,000 shares of our Common Stock as a bonus for our performance for the year ended December 31, 2004, and in consideration of his assuming the position of Chief Executive Officer, which shares vest in increments of one-third commencing on February 1, 2005, December 31, 2005 and December 31, 2006. In the event of a change of control of the Company, all unvested shares would vest. Mr. Kurylak agreed to the cancellation of 250,000 of his outstanding stock options with an exercise price of $0.75 per share. His prior agreement entered into effective January 1, 2004 was terminated.

         Under the terms of Mr. Kurylak's employment agreement, which expires December 31, 2007, Mr. Kurylak receives a base salary of $275,000 per year; subject to annual increases of 10% provided we have profits of at least $500,000 per annum. In addition, Mr. Kurylak is entitled to receive medical and other benefits that we have in effect for its executives. Mr. Kurylak is entitled to participate in our executive bonus pool which has been established by the Board to constitute 15% of our net pre tax profit. Further, Mr. Kurylak is also entitled to a portion of the corporate finance bonus pool defined as 20% of all underwriters and/or placement agent warrants or options that are granted to Montauk Financial Group upon the same price, terms and conditions afforded to Montauk Financial Group as the underwriter or placement agent, but not to exceed 50% of what is retained by Montauk Financial Group after issuance to the registered representatives who participated in the placements. In the event of termination without cause, Mr. Kurylak would be entitled to a severance payment consisting of accrued compensation, continuation of his benefits and payment of his base salary for a period of the greater of three months or the unexpired term.

            As of May 9, 2007, the Company and Mr. Kurylak executed an Amended and Restated Employment Agreement ("Amended Employment Agreement"). The Amended Employment Agreement was executed in connection with a proposed settlement of the litigation between the Company and Mr. Okun provided the Amended Employment Agreement became effective whether or not the settlement process is ever completed.

            The Amended Employment Agreement will expire on December 31, 2007 ("Term"), subject to renewal for one additional period of one year unless the Company provides written notice of its intention not to renew the Amended Employment Agreement at least 120 days prior to December 31, 2007. During the term of the Amended Employment Agreement, Mr. Kurylak will be compensated at the rate of $300,000 on an annualized basis. He is eligible for customary fringe benefits and to participate in the Company's executive bonus pool.

            In the event of the termination of Mr. Kurylak's employment by the Company without "cause" or by Mr. Kurylak for "good reason" as these terms are defined in the Amended Employment Agreement, he would be entitled to: (a) all compensation accrued but not paid as of the termination date; (b) base salary for the remainder of the Term; (c) a severance payment equal to $300,000 payable in a lump sum payment; (d) continued participation in the Company's benefit plans (or comparable plans); and (e) any applicable bonus. If Mr. Kurylak's employment is terminated by the Company for "cause" or by him without "good reason", he will be entitled only to accrued compensation. If termination of the Amended Employment Agreement occurs as a result of the expiration of such agreement without renewal by the Company at the end of the Term, Mr. Kurylak will be entitled to the accrued compensation, any applicable bonus and the severance payment.

            In the event Mr. Kurylak is a member of the Board of Directors of the Company on the termination date, the payment of any and all compensation due under the Amended Employment Agreement, except the accrued compensation, is expressly conditioned on Mr. Kurylak's resignation from the Board of Directors of the Company within five (5) business of the termination date.

            The Amended Employment Agreement contains confidentiality obligations that survive indefinitely and non-solicitation and non-competition obligations that end on the first anniversary of the date of cessation of Mr. Kurylak's employment.

Phillip D'Ambrisi

         In August 2006, the Company hired Mr. D'Ambrisi as its new Chief Operating Officer with employment terms, which provide him with an annual base salary of $250,000 and bonuses of $200,000 for 2006 and $100,000 each year through December 31, 2008, provided he is still employed by the Company at the end of each year. While the terms of his employment have not yet been reflected in a formal employment agreement, the Company's intent is to reduce the terms reflected in the letter agreement dated August 1, 2006 to a written employment agreement in similar form and substance to that which was executed by the Company's Chief Compliance Officer.

Celeste Leonard

         In August 2006, FMSC entered into an employment agreement with Ms. Leonard as its new Chief Compliance Officer. The agreement provides her with an annual base salary of $200,000 and bonuses of $200,000 for 2006 and $100,000 each year through December 31, 2008, provided she is still employed by the Company at the end of each year.

Jeffrey J. Fahs, Esq.

         In January 2007, the Company entered into an employment agreement with Mr. Fahs as the new Executive Vice President, Secretary and General Counsel. Such agreement provides him with a base salary of $200,000 per year through December 31, 2008 and bonuses of $100,000 per year through December 31, 2008, provided he is still employed by the Company at the end of each year.

Mindy A. Horowitz

         In 2005, we entered into a new employment agreement with Mindy Horowitz who serves as our Acting Chief Financial Officer. The Board also approved a restricted stock award to her of 100,000 shares of our Common Stock as a performance bonus award and as an incentive to continue her employment with us. The agreement had an initial term of one year ending February 1, 2006 and is renewable for successive one year terms unless we provide 120 days' prior written notice of our intention not to renew the agreement. This agreement is currently in effect.

         Under her agreement, Ms. Horowitz receives a base salary of $140,000 per year, which was increased to $152,000 per year in 2006, and is eligible to participate in our bonus and option plans, receives health and benefits as provided to our executives and is entitled to a car allowance. In the event of termination of her employment without cause, Ms. Horowitz would be entitled to receive a severance payment equal to the sum of (i) one year's salary, (ii) her portion of the bonus pool payments she would otherwise be entitled to and (iii) payment of the costs of health and other benefits for 12 months.

Robert I. Rabinowitz

         On November 14, 2006, the Company entered into a separation agreement with the Company's Executive Vice President, Secretary and General Counsel. Under the terms of the agreement, Mr. Rabinowitz's employment contract was not renewed and terminated effective January 31, 2007. Pursuant to the terms of the separation agreement, Mr. Rabinowitz will be provided with severance pay of $200,000 and benefits for a period of one year in accordance with the terms of his employment agreement, which was accrued for in 2006. Effective February 1, 2007, we entered into a consulting agreement with Mr. Rabinowitz pursuant to which he is being hired as a consultant to the Company for an eleven-month period to provide assistance to the Company in the transition of his responsibilities to new personnel.

Summary of Cash and Certain Other Compensation

         The following table provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-K) compensation awarded to, earned by, paid or accrued by us during the years ended December 31, 2006, 2005 and 2004 to each of our named executive officers.




                                                                           Non-Equity
                                                                           Incentive    Nonqualified   All
                                                       Stock      Option   Plan         Deferred       Other
Name and Principal         Fiscal  Salary     Bonus    Awards     Awards   Compensation Compensation   Compensa-
Position                   Year    ($)        ($)      ($)        ($)      ($)          Earnings ($)   tion ($)   Total ($)

Herbert Kurinsky           2006    $  16,667  $0       $0         $0       $0           $0             $914,908   $ 931,575
                                                                                                       (1)
Former Chairman of the     2005     200,000   100,000   0          0        0            0              0           300,000
Board of Directors -       2004     200,000   42,570    131,250    0        0            0              0           373,820
FMFC                                                     (2)

Victor K. Kurylak,         2006     300,000   200,000   0          0        0            0                          500,000
President,
Chief Executive Officer,   2005     275,000   200,000  570,000     0        0            0              0         1,045,000
FMFC and Montauk                                       (3)
Financial Group            2004     250,000    63,181   87,500    53,750    0            0              0           454,431
                                                       (4)        (7)
Phillip D'Ambrisi, Chief   2006     250,000   200,000   0          0        0            0              0           450,000
Operating Officer, FMFC
and Montauk Financial
Group

Celeste M. Leonard,        2006     200,000   200,000   0          0        0            0              0           400,000
Chief Compliance
Officer, Montauk
Financial Group

Robert I. Rabinowitz       2006     200,000    0        0          0        0            0            200,000       400,000
General Counsel - FMFC                                                                                (10)
and Montauk Financial      2005     190,000   20,000    57,000    66,450    0            0              0           333,450
Group                                                  (5)        (8)
                           2004     180,000   25,000    0         25,700    0            0              0           230,700
                                                                  (8)
Mindy A. Horowitz          2006     152,000   35,000    0         0         0            0              0           187,000
Acting Chief Financial
Officer, FMFC, and         2005     140,000   20,000    57,000    33,257    0            0              0           250,257
Chief Financial Officer,                               (6)        (9)
Fin. Op. Montauk           2004     125,000   20,000    0         0         0            0              0           145,000
Financial Group


1) Mr. Kurinsky's separation agreement provided for a cash payment of $300,000, a note in the principal amount of $550,217 plus interest at the rate of 4.5% per annum, auto allowance of $20,095 and health insurance benefits valued at $44,596 over the term of the agreement. See "Employment Contracts, Termination of Employment and Change in Control Agreements" above.
2) In January 2004, Mr. Herbert Kurinsky was issued 375,000 shares of restricted common stock in conjunction with his employment agreement, which said shares had a market value of $131,250 on the date of issuance.
3) In February 2005, the Company issued Mr. Kurylak 1,000,000 restricted shares of common stock, pursuant to the terms of his employment agreement as discussed above in greater detail, which shares had a market value of $570,000 on the date of issuance.
4) In January 2004, Mr. Kurylak was issued 250,000 shares of restricted common stock which shares had a market value of $87,500 on the date of issuance.
5) In February 2005, Mr. Rabinowitz was issued an aggregate of 100,000 restricted shares of common stock. Such shares had a market value of $57,000 on the date of issuance. These shares were granted to Mr. Rabinowitz pursuant to the terms of his employment agreement.
6) In February 2005, Ms. Horowitz was issued an aggregate of 100,000 restricted shares of common stock. Such shares had a market value of $57,000 on the date of issuance. These shares were granted to Ms. Horowitz pursuant to the terms of her employment agreement as discussed above in greater detail.
7) In January 2004, the Compensation Committee authorized an option grant to Mr. Victor K. Kurylak to purchase 250,000 shares of common stock at an exercise price of $.50 per share for 5 years. These options were initially valued at $53,750 based on the Black Scholes method of valuation.
8) In July 2005, the Compensation Committee authorized an option grant to Mr. Rabinowitz to purchase 150,000 shares of common stock at an exercise price of $1.25 per share for five years. In 2004, the Compensation Committee authorized an option grant to Mr. Rabinowitz to purchase 100,000 shares of common stock at an exercise price of $.50 for five years. These options were initially valued at $66,450 and $25,700, respectively in 2005 and 2004 based on the Black Scholes method of valuation.
9) In July 2005, the Compensation Committee authorized an option grant to Ms. Horowitz to purchase 75,000 shares of common stock at an exercise price of $1.25 per share for five years. These options were initially valued at $33,257 based on the Black Scholes method of valuation.
10) Pursuant to a separation agreement with Mr. Rabinowitz dated November 14, 2006, he is entitled to receive a severance payment of $200,000, to be paid at the rate of $16,667 per month beginning February 1, 2007.

2006 Grants of Plan-Based Awards

There were no grants made to any NEOs of options or restricted stock during the year ended December 31, 2006.


OUTSTANDING EQUITY AWARDS AT 2006 YEAR-END

             Option Awards                                             Stock Awards
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
                                                                                                                     Equity
                                                                                                                     Incentive
                                                                                                         Equity      Plan
                                                                                                         Incentive   Awards:
                                                                                                         Plan        Market or
                                                                                                         Awards:     Payout
                                             Equity                                           Market     Number of   Value of
                                             Incentive                            Number of   Value of   Unearned    Unearned
                                             Plan Awards                          Shares or   Shares     Shares,     Shares,
               Number of     Number of       Number of                            Units of    or Units   Units, or   Units or
               Securities    Securities      Securities                           Stock       of Stock   Other       Other
               Underlying    Underlying      Underlying                           That Have   That       Rights      Rights
               Unexercised   Unexercised     Unexercised   Options    Option      Not         Have Not   That Have   That Have
               Options(#)    Options (#)     Unearned      Exercise   Expiration  Vested      Vested     Not         Not
Name           Exercisable   Unexercisable   Options (#)   Price ($)  Date        (#)         ($)        Vested (#)  Vested ($)
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Herbert
Kurinsky       -             -               -             -          -           -           -          -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Victor K.
Kurylak        250,000(1)    0               -             0.50       12/31/08    -           -          -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Phillip
D'Ambrisi      -             -               -             -          -           -           -          -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Celeste M.
Leonard        -             -               -             -          -           -           -          -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Robert I.
Rabinowitz     100,000(2)    0               -             0.50       02/16/09    33,333(4)   15,333(5)  -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Robert I.
Rabinowitz     150,000(3)    0               -             1.25       07/27/10    -           -          -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Mindy A.
Horowitz       100,000(2)    0               -             0.50       12/30/08    33,333(4)   15,333(5)  -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------
Mindy A.
Horowitz       75,000(3)     0               -             1.25       07/27/10    -           -          -           -
-------------- ------------- --------------- ------------- ---------- ----------- ----------- ---------- ----------- -----------

1) Represents the number of vested stock options as of December 31, 2006. These options vested 33% upon grant in February 2005, and 33% each December 31, 2005 and 2006. Options expire 5 years from the date of grant.
2) Represents the number of vested stock options as of December 31, 2006. These options vested 100% upon grant on February 17, 2004 in the case of Mr. Rabinowitz and December 31, 2003 in the case of Ms. Horowitz. Options expire 5 years from the date of grant.
3) Represents the number of vested stock options as of December 31, 2006. These options vested 100% upon grant on July 28, 2005. Options expire 5 years from the date of grant.
4) Represents the number of unvested restricted stock grants as of December 31, 2006. The restricted stock vested on February 1, 2007.
5) Represents the market value of unvested shares of restricted stock as of December 31, 2006. Amounts in this column reflect the December 31, 2006 closing price of the common stock of $.46 per share.



2006 OPTION EXERCISES AND STOCK VESTED

------------------------ --------------------------------------------- ----------------------------------------------
                                      Option Awards (1)                                Stock Awards
------------------------ --------------------------------------------- ----------------------------------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Name                     Number of Shares                              Number of Shares
                         Acquired on Exercise   Value Realized on      Acquired on Vesting     Value Realized on
                         (#)(1)                 Exercise ($)(2)        (#)(3)                  Vesting ($)(4)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Herbert Kurinsky         200,000                24,000                 0                       0
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Victor K Kurylak         0                      0                      333,333                 323,333
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Robert I. Rabinowitz     0                      0                       33,333                  35,000
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
Mindy A. Horowitz        0                      0                       33,333                 35,000
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

(1)        Information relates to stock option exercises during 2006.
(2) Represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.
(3) Information relates to stock acquired on vesting of restricted stock grants during 2006. (4) Represents the market value of the vested restricted stock grants on date of vesting.

2006 DIRECTOR'S COMPENSATION TABLE

         The following table shows, for the year ended December 31, 2006, the compensation paid to each of our non-executive directors:


         ------------------------------ --------------------- ---------------- ---------------------
         Name                           Fees Earned or Paid   Option Awards    Total ($)
                                        in Cash ($)           ($)(4)
         ------------------------------ --------------------- ---------------- ---------------------
         ------------------------------ --------------------- ---------------- ---------------------
         William J Kurinsky             151,740(1)            0                151,740
         ------------------------------ --------------------- ---------------- ---------------------
         ------------------------------ --------------------- ---------------- ---------------------
         Barry Shapiro                   23,313(2)            0                 23,313
         ------------------------------ --------------------- ---------------- ---------------------
         ------------------------------ --------------------- ---------------- ---------------------
         Ward R Jones Jr.                23,313(2)            0                 23,313
         ------------------------------ --------------------- ---------------- ---------------------
         ------------------------------ --------------------- ---------------- ---------------------
         David Portman                   19,438(3)            0                 19,438
         ------------------------------ --------------------- ---------------- ---------------------


(1) Amount represents payments made to Mr. Kurinsky in accordance with a consulting agreement dated February 8, 2005.
(2)      Represents payments made to each Mr. Shapiro and Mr. Jones for
         a) annual cash payment of $5,000 as a non-executive board member, of which $3,750 was paid in 2006 b) annual cash payment of $750 as a member of the Audit Committee, of which $563 was paid in 2006 c) annual cash payment of $15,000 as a member of the Special Committee, and d) cash payment of $4,000 for attendance at Board, Special Committee and Audit Committee meetings in 2006.
(3) Represents payments made to Mr. Portman for a) annual cash payment of $2,500 as a non-executive board member, of which $1,250 was paid in 2006 b) annual cash payment of $375 as a member of the Audit Committee, of which $188 was paid in 2006 c) annual cash payment of $15,000 as a member of the Special Committee, and d) cash payment of $3,000 for attendance at Board, Special Committee and Audit Committee meetings in 2006.
(4) In 2006, due to the then pending merger agreement with the Okun Purchasers, no options were issued to Non-Executive Directors. However, in 2007, following termination of the merger agreement, we issued 55,000 options to the three Non-Executive Directors with respect to the 2006 year.

Incentive Stock Option Plan

         In June 2002, we adopted the 2002 Incentive Stock Option Plan (the "2002 Incentive Plan"), which provides for the grant of options to purchase up to 5,000,000 shares of our Common Stock by our employees, registered representatives and consultants. Under the terms of the 2002 Incentive Plan, options granted thereunder may or may not be designated as options which qualify for incentive stock option treatment under Section 422A of the Code.

         The 2002 Incentive Plan is administered by our Board of Directors which has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be Incentive Stock Options or Non-Incentive Stock Options; the periods during which each option will be exercisable; and the number of shares subject to each option. The Board has full authority to interpret the 2002 Incentive Plan and to establish and amend rules and regulations relating thereto.

         Under the 2002 Incentive Plan, the exercise price of an option designated as an Incentive Stock Option shall not be less than the fair market value of the Common Stock on the date the option is granted. However, in the event an option designated as an Incentive Stock Option is granted to a ten percent stockholder such exercise price shall be at least 110% of such fair market value. Exercise prices of Non-Incentive Stock Options may be less than such fair market value. The aggregate fair market value of shares subject to options granted to a participant which are designated as Incentive Stock Options which become exercisable in any calendar year may not exceed $100,000.

         The Board may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay any taxes that may arise in connection with the exercise or cancellation of an option. Unless sooner terminated, the 2002 Incentive Plan will expire in 2012.

         Effective as of the date of the attached 2006 Annual Report to Shareholders, since the adoption of the 2002 Incentive Plan, we have issued 1,088,402 options to registered representatives and employees which have not been exercised or cancelled. There remain 38,000 options outstanding from our 1992 Incentive Stock Option Plan, resulting in a total of 1,126,402 options outstanding.

Director Plan

          In June 2002, we adopted the Non-Executive Director Stock Option Plan (the "Director Plan"). The Director Plan provides that each Non-Executive Director will automatically be granted an option to purchase 20,000 shares each September 1st, provided such person has served as a director for the 12 months immediately prior to such September 1st. A Non-Executive Director who has not served as a director for an entire year prior to September 1st of each year shall receive a pro rata number of options. Options are granted under the Director Plan until 2012 to Non-Executive Directors who are not our full time employees.

         The exercise price for options granted under the Director Plan shall be 100% of the fair market value of the Common Stock on the date of grant. Until otherwise provided in the Director Plan the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of our Common Stock or a combination of both. The term of each option commenced on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five years from the date of grant. The Director Plan is administered by a committee of the Board of Directors composed of not fewer than two persons who are our officers (the "Committee"). The Committee has no discretion to determine which non-executive director will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.

         In 2006, due to the then pending merger agreement with the Okun Purchasers, no options were issued to Non-Executive Directors. However, in 2007, following termination of the merger agreement, we issued 55,000 options to the three Non-Executive Directors with respect to the 2006 year. To date, a total of 215,000 options have been granted to our Non-Executive Directors under the Director Plan.

Senior Management Plan

         In 1996, we adopted the 1996 Senior Management Incentive Plan (the "1996 Management Plan"). The 1996 Management Plan provides for the issuance of up to 2,000,000 shares of common stock either upon issuance of options issued under the 1996 Management Plan or grants of restricted stock or incentive stock rights. The Board of Directors or a committee of the Board may grant awards under the 1996 Management Plan to executive management employees, if one is appointed for this purpose. The 1996 Management Plan provides for four types of awards: stock options, incentive stock rights, stock appreciation rights, and restricted stock purchase agreements. The stock options granted under the 1996 Management Plan can be either incentive stock options or non-incentive stock options, similar to the options granted under the 2002 Incentive Plan, except that the exercise price of non-incentive stock options shall not be less than 85% of the fair market value of the common stock on the date of grant. Incentive stock rights consist of incentive stock units equivalent to one share of common stock in consideration for services performed for us. If services of the holder terminate prior to the incentive period, the rights become null and void unless termination is caused by death or disability. Stock appreciation rights allow a grantee to receive an amount in cash equal to the difference between the fair market value of the stock and the exercise price, payable in cash or shares of Common Stock. The Board or a committee of the Board may grant limited stock appreciation rights, which become exercisable upon a "change of control" of our Company. A change of control includes the purchase by any person of 25% or more of the voting power of our outstanding securities, or a change in the majority of the Board of Directors.

         In June 2000, at our Annual Meeting of Shareholders, a resolution was passed amending the 1996 Management Plan to increase the number of shares of Common Stock reserved for issuance from 2,000,000 to 4,000,000. Options to purchase 1,015,000 shares of our Common Stock are currently outstanding under the 1996 Management Plan and to date we have issued an aggregate of 2,300,000 shares of our Common Stock as restricted stock awards to senior management under this Plan.

         Awards granted under the 1996 Management Plan are also entitled to certain acceleration provisions that cause awards granted under this Plan to immediately vest in the event of a change of control or sale of our company. The 1996 Management Plan expired in June 2006 and therefore no additional grants are available to be made under this Plan.

Compensation Committee Report on Executive Compensation*

This report is submitted by the Compensation Committee of the Board of Directors. During the fiscal year ended December 31, 2006, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and analysis required by Item 402(b) of Regulation S-K, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

                                By the Compensation Committee of
                                the Board of Directors of First Montauk
                                Financial Corp.

                                Ward R. Jones, Jr.
                                David I. Portman
                                Barry D. Shapiro

* This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating Matters

         We have not established a separate nominating committee due to the current size and composition of our Board of Directors. The full Board of Directors is responsible for attending to our nominating and corporate governance matters, including reviewing and recommending changes to the Board's composition and structure; establishing criteria for membership and evaluating corporate policies relating to the recruitment of Board members; implementing and monitoring policies regarding principles of corporate governance in order to ensure the Board's compliance with its fiduciary duties to the Company and its shareholders; and making recommendations regarding proposals submitted by shareholders.

         Board candidates are considered based upon various criteria, such as their business and professional skills and experiences, concern for the long-term interests of the shareholders, whether the individual satisfies criteria for independence as may be required by applicable regulations and personal integrity and judgment. In addition, directors must have time available to devote to Board activities and to enhance their knowledge of our industry. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.

         Our policy with respect to shareholder nominees require that the Board of Directors evaluate nominees recommended by shareholders in the same manner as it evaluates other nominees. Our policy is to consider suggestions for Board membership submitted by shareholders in accordance with the following. Shareholders may nominate qualified director candidates for consideration by delivering notice to our Corporate Secretary at our principal executive offices in accordance with the provisions of our Bylaws and the provisions set forth herein under the heading "Shareholder Proposals." The notice must contain certain prescribed information about the proponent and the nominee(s), including such information about the nominee(s) as would have been required to be included in a proxy statement filed pursuant to the rules of the SEC had such nominee been nominated by the Board.

         All of the nominees for directors being voted upon at the 2007 Annual Meeting of Shareholders are directors standing for re-election. Except in the event of unexpected or unusual circumstances, all directors are expected to be present at the 2007 Annual Meeting of Shareholders. During the Annual Meeting of Shareholders held on June 23, 2005, all five of our directors holding such position at the time were present.

Code of Ethics

         On March 29, 2004, our Board of Directors approved the Code of Ethics and Business Conduct for our company. Our Code of Ethics and Conduct covers all our employees and Directors, including our Chief Executive Officer and Chief Financial Officer and our President. A copy of our Code of Ethics and Conduct was filed as Exhibit 14 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We did not amend or waive any provisions of the Code of Ethics and Business Conduct during the year ended December 31, 2006.

Indemnification of Directors and Officers

         Our By-Laws require us to indemnify, to the full extent authorized by
Section 14A:3-5 of the New Jersey Business Corporation Act, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he, his testator or intestate is or was a director, officer or employee of First Montauk or any predecessor of First Montauk is or was serving at the request of First Montauk or a predecessor of First Montauk as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise.

         Section 14A:3-5 of the New Jersey Business Corporation Act authorized the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys fees) in connection with defending any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and if such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

         In accordance with Section 14A:2-7 of the New Jersey Business Corporation Act, our Restated Certificate of Incorporation eliminates the personal liability of officers and directors to us and our shareholders for monetary damage for violation of a director's duty owed to us or our shareholders, under certain circumstances.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Shareholder Return Performance Presentation*

         Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of our common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of peer issuers we selected in good faith. Our Common Stock is listed for trading in the over the counter market and is traded under the symbol "FMFK".

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Listed below is the value of a $100 investment at each of our last five fiscal year ends:

                                         Cumulative Total Shareholder Return

                                       First Montauk
                   Date               Financial Corp.         S&P 500 Index         Peer Group Index

                 12/31/01                  $100                    $100                   $100
                 12/31/02                 $28.17                  $68.64                 $18.39
                 12/31/03                 $49.30                  $88.32                 $72.44
                 12/31/04                 $77.47                  $97.92                 $86.41
                 12/31/05                 $112.68                $100.86                 $47.39
                 12/31/06                 $106.85                $132.54                 $127.56

-------------------------
NOTES: Industry composite includes Paulson Capital Corp., National Holding Corp., Ladenburg Thalman, Investors Capital, VFinance and Kirlin Holding Corp. The industry composite has been determined in good faith by management to represent entities that compete with us in certain of its significant business segments.

* This section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Certain Relationships And Related Transactions

         For information concerning the terms of the employment agreements entered into between us and Messrs. Herbert Kurinsky, Victor K. Kurylak, Phillip D'Ambrisi, Ms. Celeste Leonard, Jeffrey J. Fahs, Ms. Mindy A. Horowitz and Robert I. Rabinowitz , see "Employment Contracts, Termination of Employment and Change of Control Agreements".


Independent Public Accountants

         The Board of Directors of First Montauk has selected Lazar, Levine & Felix, LLP, as its independent registered public accounting firm for the fiscal year ending December 31, 2007. Shareholders are not being asked to approve such selection because such approval is not required under our bylaws or the New Jersey Business Corporation Act. The audit services provided by Lazar, Levine & Felix, LLP consists of examination of financial statements, services relative to filings with the SEC, and consultation in regard to various accounting matters. Representatives of Lazar, Levine & Felix, LLP, are expected to be present at the 2007 Annual Meeting of Shareholders, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         The following table presents the total fees paid for professional audit and non-audit services rendered by Lazar, Levine & Felix, LLP for the audit of our annual financial statements for the year ended December 31, 2006, and fees billed for other services rendered by our independent auditors during those periods.

                                          Fiscal Year Ended December 31, 2006                     Fiscal Year Ended
                                                                                                  December 31, 2005

Audit Fees (1)                                                       $169,900                              $169,400

Audit-Related Fees (2)                                                $15,325                               $46,325

Tax Fees (3)                                                          $29,500                               $44,728

All Other Fees (4)                                                         $0                                    $0

Total                                                                $214,725                              $260,453
---------------------

(1) Audit services consist of audit work performed in the preparation of financial statements for the fiscal year and for the review of financial statements included in Quarterly Reports on Form 10-Q during the fiscal year, as well as work that generally only the independent auditor can reasonably be expected to provide, including consents for registration statement flings and responding to SEC comment letters on annual and quarterly filings.
(2) Audit-related services consist of assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, agreed upon procedures report and accounting and regulatory consultations.
(3) Tax services consist of all services performed by the independent auditor's tax personnel, except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
(4) Other services consist of those service not captured in the other categories.

         Our Audit Committee has determined that the services provided by our independent auditor and the fees paid to them for such services has not compromised the independence of our independent auditor.

         Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Prior to engagement of the independent auditor for the next year's audit, management will submit a detailed description of the audit and permissible non-audit services expected to be rendered during that year for each of four categories of services described below to the Audit Committee for approval. In addition, management will also provide to the Audit Committee for its approval a fee proposal for the services proposed to be rendered by the independent auditor. Prior to the engagement of the independent auditor, the Audit Committee will approve both the description of audit and permissible non-audit services proposed to be rendered by the independent auditor and the budget for all such services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service.

         During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee may delegate pre-approval authority to one of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. The four categories of services provided by the independent auditor are as defined in the footnotes to the fee table set forth above.

                               II. OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                              SHAREHOLDER PROPOSALS

         Shareholders may contact the Board of Directors or a specified individual director by writing to the Secretary of the Company at First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701. Our Corporate Secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Inclusion in Next Year's Proxy Statement. Proposals of shareholders intended to be presented at our 2008 Annual Meeting of Shareholders must be received by us on or prior to March 13, 2008 to be eligible for inclusion in our proxy statement and form of proxy to be used in connection with the 2008 Annual Meeting of Shareholders.

Presentation at Meeting. For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year's annual meeting, SEC rules permit our management to vote proxies in its discretion if (a) our management receives notice of the proposal before the close of business on April 12, 2008 and advises shareholders in next year's proxy statement about the nature of the matter and how it intends to vote on such matter, or (b) our management does not receive notice of the proposal prior to the close of business on April 4, 2007.

                             ADDITIONAL INFORMATION

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC) WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO JEFFREY J. FAHS, SECRETARY, FIRST MONTAUK FINANCIAL CORP., PARKWAY 109 OFFICE CENTER, 328 NEWMAN SPRINGS ROAD, RED BANK, NEW JERSEY 07701. Each such request must set forth a good faith representation that as of the Record Date the person making the request was the beneficial owner of shares our Common Stock entitled to vote at the 2007 Annual Meeting of Shareholders. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy and information statements, and other information with the SEC. Such reports, proxy and information statements, and other information we file can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., as well as the regional offices of the SEC located at 233 Broadway, New York, New York. Copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a World Wide Web site that contains reports, proxy and information statements, and other information filed through the SEC's Electronic Data Gathering, Analysis and Retrieval System. This Web site can be accessed at http://www.sec.gov.

                                   By Order of the Board of Directors


                                   Jeffrey J. Fahs, Secretary

June 20, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                          FIRST MONTAUK FINANCIAL CORP.

                 Annual Meeting of Shareholders - July 12, 2007

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Victor K. Kurylak, as proxy, with full power of substitution, to vote all common shares of FIRST MONTAUK FINANCIAL CORP., owned by the undersigned at the Annual Meeting of Shareholders of FIRST MONTAUK FINANCIAL CORP. to be held on Thursday, July 12, 2007 and at any adjournments thereof, hereby revoking any proxy heretofore given. The undersigned instructs such proxies to vote:

I.       Election of Class II Directors:

           FOR nominees listed                   WITHHOLD AUTHORITY
           below (except as marked               to vote for the nominees
           to the contrary below)     |_|        listed below              |_|
?

(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

     Nominee for Class II Directors to Serve until the 2009 Annual Meeting:

               Victor K. Kurylak                Barry D. Shapiro

II.      Election of Class III Directors:

           FOR nominees listed                   WITHHOLD AUTHORITY
           below (except as marked               to vote for the nominees
           to the contrary below)     |_|        listed below              |_|


(Instruction: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below)

     Nominee for Class III Directors to Serve until the 2010 Annual Meeting:

               Ward R. Jones, Jr.               David I. Portman

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the Proxy Statement dated June 20, 2007, receipt of which is hereby acknowledged.

         The proxy or his substitute, who shall be present and acting, shall have and may exercise all the powers hereby granted.

         The shares represented by this proxy will be voted (i) FOR the election of all nominees for Class II directors, and (ii) FOR the election of all nominees for Class III directors, unless contrary instructions are given. Said proxy will use his discretion with respect to any other matters which properly come before the meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.



                                     Dated:_______________________________, 2007


                                     -------------------------------------------


                                     -------------------------------------------

                                     (Please date and sign exactly as name
                                     appears at left. For joint accounts, each joint owner should sign. Executors, administrators, trustees, etc., should also so indicate when signing.)